UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 19, 2026
MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
485C Route 1 South, Suite 400, Iselin, New Jersey 08830
(Address of Principal Executive Offices) (Zip Code)
732-634-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	MSEX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company (the “Company”) was held on May 19, 2026, as a virtual meeting pursuant to the notice sent, on or about April 6, 2026, to all shareholders of record at the close of business on March 24, 2026, the record date for the Annual Meeting.

At the Annual Meeting, the shareholders approved the following proposals as set forth in the Company’s Definitive Proxy Statement on Schedule 14A ("2026 Proxy Statement") filed with the Securities and Exchange Commission on April 6, 2026:

1.Election of Directors
To elect one Class II director to serve for a period of two years and three Class III directors to serve for a period of three years to our Board of Directors (the “Board”) and until their successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Class II
Robert Hoglund	14,146,401	150,835	2,470,748

Class III
Joshua Bershad, M.D.	13,598,978	698,258	2,470,748
James F. Cosgrove, Jr.	13,630,988	666,248	2,470,748
Vaughn L. McKoy	11,393,674	2,903,562	2,470,748

The following directors continued to serve on the Board of the Company immediately after the Annual Meeting: Nadine Leslie, Amy B. Mansue, Kim C. Hanemann, Steven M. Klein, and Ann L. Noble.

2.Approval, on a advisory basis, of the Company’s Named Executive Officers Compensation as disclosed in the 2026 Proxy Statement

For	Against	Abstain	Broker Non-Votes
13,250,940	982,607	63,689	2,470,748

3.Ratification of the Appointment by the Audit Committee of the Board of the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026

For	Against	Abstain	Broker Non-Votes
16,632,847	98,839	36,298	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/ Jay Kooper
Vice President, General Counsel and Secretary

Dated: May 20, 2026

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